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                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1999-1


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                                                                                              Distribution Date:  4/15/1999
                                                                                                    Period Type:  Revolving

Section 5.2 - Supplement                                  Class A             Class B          Collateral               Total
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
(i)     Monthly Principal Distributed                             0.00              0.00              0.00                   0.00

(ii)    Monthly Interest Distributed                      4,485,328.75        390,548.23        568,695.94           5,444,572.92
        Deficiency Amounts                                        0.00              0.00                                     0.00
        Additional Interest                                       0.00              0.00                                     0.00
        Accrued and Unpaid Interest                                                                   0.00                   0.00

(iii)   Collections of Principal Receivables             82,602,666.51      6,883,555.54      8,850,285.71          98,336,507.77

(iv)    Collections of Finance Charge Receivables        11,115,485.14        926,290.43      1,190,944.84          13,232,720.40

(v)     Aggregate Amount of Principal Receivables                                                               17,240,234,835.67

                        Investor Interest               750,000,000.00     62,500,000.00     80,357,143.00         892,857,143.00
                        Adjusted Interest               750,000,000.00     62,500,000.00     80,357,143.00         892,857,143.00

                                         Series
        Floating Investor Percentage         5.18%               84.00%             7.00%             9.00%                100.00%
        Fixed Investor Percentage            5.18%               84.00%             7.00%             9.00%                100.00%

(vi)    Receivables Delinquent (As % of
        Total Receivables)
               Current                                                                                                      95.82%
               30 to 59 days                                                                                                 1.34%
               60 to 89 days                                                                                                 0.89%
               90 or more days                                                                                               1.95%
                                                                                                                ------------------
                        Total Receivables                                                                                  100.00%

(vii)   Investor Default Amount                           2,195,483.72        182,956.98        235,230.40           2,613,671.10

(viii)  Investor Charge-Offs                                      0.00              0.00              0.00                   0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                0.00              0.00              0.00

(x)     Servicing Fee                                       583,333.33         48,611.11         62,500.00             694,444.44

(xi)    Portfolio Yield (Net of Defaulted
        Receivables)                                                                                                        15.86%

(xii)   Reallocated Monthly Principal                                               0.00              0.00                   0.00

(xiii)  Closing Investor Interest (Class A Adjusted)    750,000,000.00     62,500,000.00     80,357,143.00         892,857,143.00

(xiv)   LIBOR                                                                                                             4.96609%

(xv)    Principal Funding Account Balance                                                                                    0.00

(xvii)  Accumulation Shortfall                                                                                               0.00

(xviii) Principal Funding Investment Proceeds                                                                                0.00

(xx)    Principal Investment Funding Shortfall                                                                               0.00

(xxi)   Available Funds                                  10,532,151.80        877,679.32      1,128,444.84          12,538,275.96

(xxii)  Certificate Rate                                       5.12609%          5.35609%          6.16609%

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